                                                                  EXHIBIT 10.14



                              COMMONWEALTH OF VIRGINIA

                       CONTRACT FOR NETWORK MANAGER SERVICES

                                      BETWEEN

                THE VIRGINIA INFORMATION PROVIDERS NETWORK AUTHORITY

                                        AND

                             VIRGINIA INTERACTIVE, LLC


     This Contract is between the Commonwealth of Virginia, hereinafter referred to as the "Commonwealth", operating by and through the Virginia Information Providers Network Authority, hereinafter referred to as the "Authority", a political subdivision created pursuant to Chapter 46, Code of Virginia, by the Virginia General Assembly for the purpose of carrying out an essential government function and matters of public necessity, and Virginia Interactive, LLC, a Virginia limited liability company of which the National Information Consortium, Inc., is the controlling member.

     WHEREAS, on May 15, 1997, the Authority issued a request, hereinafter referred to as the "Solicitation", to all interested vendors advising vendors of the Authority's desire to execute its responsibilities through the services of a Network Manager and seeking proposals that would help the Authority structure a mutually advantageous relationship with a Network Manager; and

     WHEREAS, the National Information Consortium, Inc., submitted a proposal, dated June 16, 1997, and a proposal addendum, dated July 16, 1997, hereinafter referred to as the "Proposal", in response to the Solicitation, and such Proposal was determined by the Authority to meet the requirements of the Solicitation; and

     WHEREAS, the Authority desires to enter into a contract with Virginia Interactive, LLC., hereinafter referred to as "VI", for VI to serve as Network Manager to establish, develop, operate, maintain, and expand the Virginia Information Providers Network, hereinafter referred to as the "Network", as outlined in the Code of Virginia, in the Solicitation, and in this Contract, for the purpose of providing increased electronic access to public and other useful and relevant information and electronic transactions with government as

                              Page 1 of 12 Pages
contemplated by the grant of authority issued by the Virginia General Assembly to the Authority;

     NOW THEREFORE, the parties agree as follows:

1.  PURPOSE OF THE INFORMATION NETWORK.

     The purpose of the Virginia Information Providers Network and this Contract may be summarized as follows:

          a. To create and provide a significant and aggressively promoted public service to the citizens and businesses of Virginia by (1) increasing accessibility to public information and other useful information and services through electronic means, and (2) promoting economic development by increasing ease of access to public information and other useful information, and by promoting the sharing of that information through electronic transactions.

          b. To provide such public service through private capital and management.

2.  TERM OF CONTRACT.

      The term "Contract" as used in this document shall mean the initial term, together with any renewal term which is approved.

      This Contract shall be for a term of five (5) years, commencing September 1, 1997, and expiring at 12:00 a.m., August 31, 2002, unless
earlier terminated by the Authority.   At the  option of the Authority, the
Contract may be renewed for a period of five (5) additional years.   By March
31, 2001, the Authority will inform VI of the Authority's decision on whether or not to extend the contract period through August 31, 2007.

     VI will be responsible during the term of this Contract for procurement, installation, maintenance and testing, and production operation of Network hardware and software.

     If the Authority decides to extend the Contract through August 31, 2007, the Authority shall be entitled to a perpetual for-use-only software license with the right to modify, along with application software documentation and source code, for no additional compensation to VI. The latest production version of documentation and source code will be maintained in escrow by VI, to the benefit of the Authority, throughout the life of this contract.

                              Page 2 of 12 Pages

     Prior to August 31, 2002, the Authority reserves the right to negotiate terms for licensure of software, which may include a perpetual for-use-only software license with a right to modify software application documentation and source code, notwithstanding the terms set forth in the section of this Contract concerning Continuation of Operations During Transition Period.

3.  INCORPORATION BY REFERENCE.

     The provisions of the Solicitation and the Proposal are hereby incorporated into this Contract and made a part hereof. If there is any conflict among the provisions of the Solicitation, the Proposal, this Contract, and the laws of the Commonwealth, then those conflicts will be resolved in the following order of precedence:
               a.   Virginia law
               b.   This Contract
               c.   The Solicitation
               d.   The Proposal

This Contract may be amended only by mutual expressed written consent.

4.  RELATIONSHIP OF PARTIES.

     Notwithstanding any other provisions contained herein, it is expressly agreed that VI is an independent contractor in the performance of each and every part of this Contract. As such, VI is solely liable for all labor and expenses in furtherance of such performance and for any and all damages which may be occasioned on account of its performance hereunder.

     VI may become an agent of the Authority only by the expressed written consent of the Authority.

     VI understands the role of the Authority in the policy making process and agrees to be responsive to policy decisions of the Authority.

     VI will not pledge any assets of the Authority or the Commonwealth in its care, custody or control, or cause any type of lien to attach to such, except with the express written permission of the Authority.

     It is expressly agreed that VI and any subcontractors and agents, officers, and employees of VI or any subcontractors in the performance of this Contract shall act in an independent capacity and not as officers or employees of the Commonwealth. It is further expressly agreed that this Contract shall not be

                              Page 3 of 12 Pages
construed as a partnership or joint venture between the contractor or any subcontractor and the Commonwealth.

5.  HARDWARE AND SOFTWARE AGREEMENTS.

     VI will provide hardware, and provide or develop software as enumerated in the Proposal, and such other hardware and software as may be necessary to make the Network operational.

      All Network trademarks, tradenames, logos and other Network identifiers (e.g. VIPNet), Internet uniform resource locators, Internet addresses, and e-mail addresses obtained or developed pursuant to this Contract shall be the property of the Authority. VI is hereby granted a full license to the same for the duration of this Contract and any extensions thereof.

6.  CONNECTIONS WITH STATE AGENCIES.

     Costs associated with and maintenance of communication links from state facilities to VI facilities for Network purposes, including but not limited to leased circuits from telephone or cable companies, shall be paid as expenses by VI.

7.  INFORMATION NETWORK SERVICE.

     On behalf of the Authority, VI shall negotiate with and obtain written contracts from each separate data-providing entity, hereinafter referred to as DPE, from which electronic access is desired.

     All subscribers will be required to execute a contract for services.

     All contracts with DPEs shall be subject to the approval of and review by the Authority.

8.  REGULATION OF RATES BY THE AUTHORITY

     All rates and fees charged to Network users shall be subject to the final approval of the Authority. The Authority may on its own motion review and regulate any and all rates and fees for fairness, reasonableness, and appropriateness. VI may at any time recommend changes in rates and fees to the Authority.

9.  FINANCIAL MANAGEMENT.

                              Page 4 of 12 Pages

     The Network Manager shall operate in accordance with an annual management and budget plan prepared and amended in consultation with the
Authority.   The management and budget plan shall be approved by the
Authority and shall reflect the priorities for the Network established by the
Authority in consultation with the Network Manager.   The Network Manager
shall ensure regular review by the Authority of progress made in relation to the management and budget plan.

     VI shall establish one or more accounts in Virginia financial institutions which are federally insured for deposit of revenue from Network operations and shall furnish the Authority with the names of the institutions, the account numbers, and the names of those persons having signatory authority.

     The disbursement of funds received by the Network Manager as a result of the operation of this Contract will be as follows:

          a. Payment of all Network operating expenses.

          b. Transfer of funds to the Authority in accordance with (i) Interagency Agreements between the Authority and respective data providing entities, and (ii) amounts for the reasonable and necessary expenses of the Authority as determined by the Authority and stated in the budget plan.

          c. All remaining funds will be retained by VI.

10.  FINANCE INFORMATION AND RECORDS.

     All VI documents and records pertaining to operation of the Network will be available for inspection, auditing, and copying by the Authority, or other authorized representatives designated by the Authority, at any reasonable time. Monthly income statements and balance sheets for the Network will be provided to the Authority by VI.

     VI also agrees to comply with any recommendations made in any audit, unless VI and the Authority otherwise mutually agree. Any such audit will be performed by a competent and reputable CPA licensed in Virginia.

     To the extent an audit report discloses any discrepancies in the VI charges, billings, or financial records, and following a period for review and verification of the amount by VI, VI will adjust the monthly bill as soon as reasonably possible, but not to exceed 90 days. VI shall cooperate to assure that verification is completed in a timely manner.

                              Page 5 of 12 Pages

     The accounting system is to include a numbered chart of accounts, books of original entry of all transactions, appropriate subsidiary ledgers, a general ledger which includes to-date postings and an audit trail through financial statements. Such books may either be maintained on paper or on computer with appropriate backup. VI shall from the beginning of this Contract adopt the calendar year ending December 31, for reporting purposes.

11.  PERSONNEL PRACTICES.

     The hiring, recruitment, management, training, and firing of VI employees will be the responsibility of VI. The Authority's only involvement in the personnel affairs of VI shall be limited to disclosure of the names and positions of officers and employees of VI.

     No officer, employee, director, or member of VI shall receive a salary, except as and for services performed by such officer, employee, or director, or member for VI on behalf of the Virginia Information Providers Network.

     VI shall be responsible for all required employer costs attributable to its officers and employees, including but not limited to, workers' compensation premiums and deductible, unemployment compensation tax withholding contributions, tax withholding contributions, and similar items.

12.  CHANGES IN INFORMATION NETWORK.

     Network operations and development shall be in accordance with the Proposal, the Solicitation, and this Contract.

     A planned material change in Network operations cannot be made by VI
without the prior written consent of the Authority.   A "material change"
includes, but is not limited to, a change which is substantial and which increases response time to inquiries, adds to the complexity of Network use, diminishes services provided to users, or results in a comparable impact on operations noticeable by users.

     VI will provide to the Authority at least thirty (30) days prior written notice of a planned material change in Network operations.

     VI shall timely provide to the Authority such other management reports as the Authority may reasonably request.

13.  NOTICES.

                              Page 6 of 12 Pages

     The Authority contact person shall be designated by the Authority in writing no later than upon the execution of this Contract. The VI contact person shall be the President of VI. Each party may change its designation for notice following written notice to the other party to this Contract.

     Notices by the parties to one another shall be given in writing to the persons identified above or to such other persons as may be subsequently identified in a written notice. Such notices shall be effective on the date of receipt if sent by U. S. first-class or restricted delivery mail, postpaid, or by any reputable overnight delivery service, prepaid.

14.  APPROPRIATE USE MESSAGES.

     Where appropriate within the website, the Network Manager shall display an appropriate use message to all Network subscribers on a screen prior to accessing the affected information. Each subscriber shall be required to verify compliance with said message terms. Upon subsequent log-ons, such message shall be displayed, without verification, only if prior verification is logged in the user file.

     The Network Manager shall provide DPEs the opportunity to include additional wording if determined necessary by the DPE. The appropriate use message may be approved by the Authority and updated to comply with any amendments to the law, or as required by the Authority.

15.  ACCESS BY DATA PROVIDING ENTITY.

     a. DPEs furnishing information for which Network fees are charged shall have terminal (read) access to the Network's computerized log of subscribers using that DPE's data and their security status, without access cost to the DPEs. The DPEs will be responsible for the cost of terminal(s) and the cost of a dial-up or lease line, or Internet access, whichever is used.

     b. Each respective DPE shall be able to sign on to the Network to audit the dissemination of its records. On-line audit capability must be available for the length of time specified by the data owning agencies after transaction processing. At a minimum, the Network shall retain the following data: name of subscriber, transaction date and time, type of inquiry and
access keys.   After the on-line retention period has expired, VI shall, as specified between VI and the DPEs, retain, destroy, or provide the record information to the data owning agencies without cost.

                              Page 7 of 12 Pages

     c. VI shall notify affected DPEs and the Authority within two (2) hours of unauthorized attempts to gain access to data which is restricted by the terms of the Interagency Agreement with the DPE. The notice shall contain detailed information to aid the affected DPE in examining the matter.

     d.  Only information that is legally distributable will be included on
the Network.    The DPE will remain the legal custodian of any data placed on
the Network.   In accessing data on any DPE's host platform, the Network
Manager will comply with the DPE's security requirements or work with the DPE to improve security procedures, if such action is deemed appropriate.

16.  INSURANCE AND BONDS.

     VI shall provide the Authority written proof of the following provided by a qualified firm authorized/admitted to do business in Virginia:

          a. Proof of a general comprehensive liability insurance policy in the amount of at least $1,000,000.

          b. VI shall maintain all workers' compensation insurance coverage as required by law.

          c. VI shall maintain Employers' Liability Insurance - Coverage B, as required by law.

          d. VI shall maintain a commercial automobile policy in the amount of at least $1,000,000.

          e. VI shall maintain a fidelity bond in the amount of at least $100,000 per employee.

17.  TERMINATION OF CONTRACT.

     The Authority shall have the right to terminate this Contract for cause, subject to cure, by providing written notice of termination to VI. Such notice shall specify the time, the specific provision of this Contract or "for cause" reason that gives rise to the termination, and shall specify reasonable appropriate action that can be taken by VI to avoid termination of the Contract. The Authority shall provide a period of up to sixty (60) days, unless otherwise specified in this Contract, for VI to cure breaches and deficiencies of its performance obligations under this Contract.

                              Page 8 of 12 Pages

     The Authority may terminate this Contract at any time, and without cause, if directed to do so by statute.

18.  TERMINATION FOR CAUSE

     For purposes of this Contract, the phrase "for cause" shall mean, but not be limited to:

     a. Any material breach or evasion by VI of the terms or conditions of this Contract and its amendments, if any;

     b.  Ownership in VI by a member unacceptable to the Authority.

     c.  Substantial cessation of Network services by the Network.

     d. Fraud, misappropriation, embezzlement, malfeasance, significant misfeasance, or illegal conduct by VI, its officers, directors, or members.

     e.  Dissolution of VI or forfeiture of its company's existence.

     f. Repeal of the Authority's enabling statutes. This is cause for immediate termination, unless another agency is designated for oversight of the Network within a reasonable time prior thereto.

     g. Amendment of the Authority's enabling statue or an adverse judicial decision by a court of competent jurisdiction, which has the effect of rendering Network operations no longer feasible.

     h.  Insolvency of VI.

     I.  Material breach of an agreement with any DPE.

     j.  Intentional disclosure of any confidential information.

19.  LIMITATION OF PURPOSE.

     VI shall engage solely in the business or businesses expressly approved by the Authority which shall initially be only and solely the start-up, operation, maintenance and expansion of the Network.

20.  PATENT, COPYRIGHT, TRADEMARK,TRADE SECRET INDEMNITY.

                              Page 9 of 12 Pages

     VI warrants that its proposed operation of the Network does not and shall not infringe on the United States patent, copyright, trademark or trade secret right of any person or entity. The Authority shall be provided with prompt notice of any such claim of infringement and VI shall have the exclusive right to defend or settle such claim at VI's option. The Authority shall cooperate with VI in its defense or settlement of such claim at no
expense and no liability to the Authority.   VI and the National Information
Consortium, Inc., will be responsible for all expenses necessary to hold the Authority or its members harmless from any claims arising from the subject of this section.

21.  LIABILITY.

     The Commonwealth, its agents, and employees shall not be legally responsible for errors due to Network problems.

     VI agrees for itself, its agents, employees, and assigns to hold harmless, indemnify and defend the Authority and the Commonwealth, its agents and employees from any actions arising out of VI's negligence or material failure to perform under the terms of this Contract.

     VI agrees that it has no right of subrogation or contribution from the Commonwealth for any judgment rendered against VI.

     VI agrees to indemnify, defend, and hold harmless the Commonwealth and Authority board members, its officers, agents and employees from claims against VI.

22.  APPROPRIATION AND LEGISLATION.

     The Authority may cancel this Contract to the extent funds or regulatory or statutory fees are no longer legally available for expenditures under this Contract. In the event legislation alters the authority or duties of the Authority, that legislation controls the terms and conditions of this Contract.

     VI may cancel this Contract in the event that (a) legislation materially alters the authority or duties of the Authority to the extent that operation of the Network, as currently envisioned, cannot be supported, or
(b) the financial base for the Network does not materialize or is removed in the future.

23.  ASSIGNMENT AND SUBCONTRACTING.

     VI may not assign any of its rights or delegate any of its duties hereunder unless done pursuant to prior written consent of the Authority.

                              Page 10 of 12 Pages

     VI may subcontract portions of work to be performed by it under this Contract with the written consent of the Authority.

24.  CLAIMS.

     This Contract shall be construed according to the laws of the Commonwealth. Any legal proceedings against the Authority regarding this solicitation or any resultant contract shall be brought in the Commonwealth's administrative, legislative, or judicial forums.

25.  CONTINUATION OF OPERATIONS DURING TRANSITION PERIOD.

     If for any reason this Contract shall be terminated, or upon expiration of the Contract without extension, or at the end of the extension, VI shall, at the option of the Authority, continue to operate under this Contract as Network Manager in accordance with all terms and conditions of this Contract, together with any amendments or modifications in existence at such time, for a period of up to twelve (12) months from the time of expiration or notification of termination from the Authority to VI.

     The intent of this provision is to insure continuation of Network operations while a successor Network Manager is chosen and installed.

26.  ENTIRE AGREEMENT.

     This Contract, including any documents incorporated by reference, constitutes the entire agreement of the parties and supersedes all other prior written or oral contracts between the parties with respect to the subject matter hereof. This Contract may be amended only by a writing signed by the parties thereto.


                              Page 11 of 12 Pages

     IN WITNESS to the agreement of the Authority and Virginia Interactive, LLC., to all of the above terms and conditions, the respective governing bodies or Boards of Directors of the two organizations have approved the same and have authorized their chief executive officers and secretaries to affix their signatures below indicating such.

VIRGINIA INTERACTIVE, LLC


/s/Daniel D. Houlihan                             7/30/97
-----------------------                           -------
Daniel D. Houlihan                                Date
President, Virginia Interactive, LLC


ATTEST:

/s/William F. Bradley, Jr                         7/30/97
-------------------------                         -------
                                                  Date


VIRGINIA INFORMATION PROVIDERS NETWORK AUTHORITY


/s/ Clyde R. Christofferson                       7/31/97
---------------------------                       -------
Clyde R. Christofferson,                          Date
Chairman, VIPNet Board



                              Page 12 of 12 Pages